EXHIBIT 99.2

TRUE NATURE HOLDINGS NAMES CEO/CFO; Strong Retail, Online and Public Company Experience

ATLANTA, GA / ACCESSWIRE / January 25, 2017 / True Nature Holding, Inc. (OTCQB:TNTY) (the "Company") announced that it has named Mr. Christopher Knauf as its CEO and CFO, effective immediately. Mr. Knauf, who is 44 years old, has been working with the Company over the last several months on a part-time basis, and will now assume all operating roles full-time. “We have gotten to know Chris well and believe his experience, knowledge and skills are well matched with our plans for aggressive growth,” said Ms. Amy Lance, the Chairman of the Board of Directors. She continued, “Chris is an executive who is serious about the fiduciary responsibility we have to our shareholders and has introduced an action plan we are excited about. His specialization in consumer products, retail, manufacturing and supply chain will be essential for growing our pharmacy operations to scale.”

Mr. Knauf's business career includes three (3) years performing as CEO/CFO at Built NY, Inc., where he oversaw all strategic financial planning and analysis, raised capital, negotiated bank credit lines, and reduced operating expenses by 35% through a comprehensive restructuring. He quickly stabilized revenue and rebuilt their ecommerce business. Prior to that, for seven (7) years, he was Vice President of Finance & Operations for Consumer Products at A+E Networks, Inc. where he oversaw product development, sales planning and marketing strategies for the global releases of A+E products. He successfully launched the International Consumer Products division in 15 countries within a 3-year period. He was also the lead negotiator for several large content acquisitions, including Manchester United, Major League Baseball, and several large film libraries. Prior to that, he was CFO at Intermix, Inc., for two (2) years where his responsibilities included the launch of Intermixonline.com, and implementation of initiatives to drive key operating metrics, such as Units per Transaction, Inventory turnover, and Sales per Square foot.

Also notable was Mr. Knauf’s four (4) year role at Martha Stewart Living Omni Media, Inc. where he was Director of Finance and Operations for the Internet and Catalog Division. There he implemented controls on operating metrics for the fulfillment and call centers, and developed demand forecasting models for revenue. He prepared, reviewed, and negotiated term sheets for prospective investors, including equity markets as well. Chris earned his MBA, with a finance concentration in 1999, from Fordham University in New York, NY, and has a BS in finance from Fairfield University, Fairfield, CT.

“I think the potential of the True Nature strategy is for strong, and profitable growth across both the traditional and referral based compounding models,” said Knauf, who will be based in Atlanta, Georgia. The Company also said it expects to announce additional appointments to its management team before the end of the year, including executives with experience in marketing and public company operations.

The Mission of True Nature Holdings, Inc.

Our mission, guided by competent and ethical business practices, is to unlock the potential of the compounding pharmacy industry to improve human and animal health, serve unmet patient needs, elevate the dignity of skilled pharmacists, and build shareholder value through the delivery of quality, cost effective, and innovative healthcare products and pharmaceuticals to the world.

The Vision of True Nature Holdings, Inc.

To become globally recognized for our best practices focused on driving quality, efficiency, and sustainability in the compounding pharmaceutical industry, natural solutions for healthy living, and novel approaches for delivery of these solutions.

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

To learn more about the Company, go to www.truenaturepharma.com.

Contact Information:
Mack Leath, 404-913-1802
contact@truenaturepharma.com

SOURCE: True Nature Holding, Inc.